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                                Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-21475

PROSPECTUS SUPPLEMENT
(to Prospectus dated June 4, 1997)

THIS DOCUMENTS CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.

                              MEDPARTNERS, INC.

                      5,994,594 SHARES OF COMMON STOCK,
                          PAR VALUE $.001 PER SHARE

         The Prospectus, dated June 4, 1997 (the "Prospectus"), relating to the offering for resale of up to 5,994,594 shares of Common Stock, par value $.001 per share, of MedPartners, Inc. ("MedPartners"), is hereby supplemented as set forth below.

1. The information set forth opposite the name of H. KIRBY BLANKENSHIP, M.D. in the table of Selling Holders on page 11 of the Prospectus is deleted and the following information, as of a recent date prior to the date of this Prospectus Supplement, is inserted in lieu thereof: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 107,287.

2. The information set forth opposite the name of A. RAYMOND BROOKER, M.D. in the table of Selling Holders on page 11 of the Prospectus is deleted and the following information, as of a recent date prior to the date of this Prospectus Supplement, is inserted in lieu thereof: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 107,287.

3.       The information set forth opposite the name of TED J. CARDOSO, M.D.
         in the table of Selling Holders on page 11 of the Prospectus is deleted and the following information, as of a recent date prior to the date of this Prospectus Supplement, is inserted in lieu thereof: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 107,287.

4. The information set forth opposite the name of ALAN J. COUSIN, M.D., PH.D. in the table of Selling Holders on page 12 of the Prospectus is deleted and the following



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         information, as of a recent date prior to the date of this Prospectus
         Supplement, is inserted in lieu thereof: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 107,287.

5. The information set forth opposite the name of DONALD W. DURRANCE, M.D. in the table of Selling Holders on page 12 of the Prospectus is deleted and the following information, as of a recent date prior to the date of this Prospectus Supplement, is inserted in lieu thereof: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 107,287.

6. The information set forth opposite the name of MICHAEL P. FLYNN, M.D. in the table of Selling Holders on page 12 of the Prospectus is deleted and the following information, as of a recent date prior to the date of this Prospectus Supplement, is inserted in lieu thereof: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 107,287.

7. The information set forth opposite the name of MICHAEL J. FOLEY, M.D. in the table of Selling Holders on page 12 of the Prospectus is deleted and the following information, as of a recent date prior to the date of this Prospectus Supplement, is inserted in lieu thereof: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 107,287.

8. The information set forth opposite the name of MARK JAFFE, M.D. in the table of Selling Holders on page 13 of the Prospectus is deleted and the following information, as of a recent date prior to the date of this Prospectus Supplement, is inserted in lieu thereof: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 107,287.

9. The information set forth opposite the name of WILLIAM C. KLEIN, M.D. in the table of Selling Holders on page 13 of the Prospectus is deleted and the following information, as of a recent date prior to the date of this Prospectus Supplement, is inserted in lieu thereof: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 57,144.

10. The information set forth opposite the name of THOMAS A. OKULSKI, M.D. in the table of Selling Holders on page 14 of the Prospectus is deleted and the following information, as of a recent date prior to the date of this Prospectus Supplement, is inserted in lieu thereof: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 107,287.

11. The information set forth opposite the name of KATHERINE REED, M.D. in the table of Selling Holders on page 14 of the Prospectus is deleted and the following information, as of a recent date prior to the date of this Prospectus Supplement, is inserted in lieu thereof: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 107,287.



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12.      The information set forth opposite the name of STEVE RICCIARDELLO, M.D.
         in the table of Selling Holders on page 14 of the Prospectus is deleted and the following information, as of a recent date prior to the date of this Prospectus Supplement, is inserted in lieu thereof: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 107,287.

13. The information set forth opposite the name of DAVID ROSENBACH, M.D. in the table of Selling Holders on page 14 of the Prospectus is deleted and the following information, as of a recent date prior to the date of this Prospectus Supplement, is inserted in lieu thereof: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 107,287.

14.      The information set forth opposite the name of ALLEN L. SHEER, M.D.
         in the table of Selling Holders on page 14 of the Prospectus is deleted and the following information, as of a recent date prior to the date of this Prospectus Supplement, is inserted in lieu thereof: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 57,144.

15.      The information set forth opposite the name of RICHARD R. SIX, M.D.
         in the table of Selling Holders on page 14 of the Prospectus is deleted and the following information, as of a recent date prior to the date of this Prospectus Supplement, is inserted in lieu thereof: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 107,287.

16. The information set forth opposite the name of MARCEL SRUR, M.D. in the table of Selling Holders on page 14 of the Prospectus is deleted and the following information, as of a recent date prior to the date of this Prospectus Supplement, is inserted in lieu thereof: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 107,287.

17. The information set forth opposite the name of ENRIQUE URRUTIA, M.D. in the table of Selling Holders on page 15 of the Prospectus is deleted and the following information, as of a recent date prior to the date of this Prospectus Supplement, is inserted in lieu thereof: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 107,287.

18. The information set forth opposite the name of W. CAMPBELL WALKER, M.D. in the table of Selling Holders on page 15 of the Prospectus is deleted and the following information, as of a recent date prior to the date of this Prospectus Supplement, is inserted in lieu thereof: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 107,287.

19. The information set forth opposite the name of WAYNE O. WRIGLEY, M.D. in the table of Selling Holders on page 15 of the Prospectus is deleted and the following information,



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         as of a recent date prior to the date of this Prospectus Supplement, is inserted in lieu thereof: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 107,287.

20. TEAM PHYSICIANS OF FLORIDA, P.A. is added to the table of Selling Holders on page 15 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus
         Supplement: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 133,000.

21. ALLEN L. SHEER CHARITABLE REMAINDER TRUST is added to the table of Selling Holders on page 15 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 50,143.

22. KLEIN FAMILY CHARITABLE REMAINDER TRUST is added to the table of Selling Holders on page 15 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement: Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 50,143.

         The date of this Prospectus Supplement is June 18, 1997.




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